Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of AGM Group Holdings Inc. as of and for the period ended December 31, 2018 of our report dated May 15, 2019 included in Form S-3 of Registration Statements.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ JLKZ CPA LLP

Flushing, New York

March 3, 2020